Exhibit 99.1

ESSEX
PROPERTY TRUST, INC.

SECOND QUARTER 2018
EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

STATION PARK GREEN- PHASE I
121 APARTMENT HOMES
SAN MATEO, CA

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403
(650) 655-7800

Essex Announces Second Quarter 2018 Results

San Mateo, California—August 1, 2018—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its second quarter 2018 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended June 30, 2018 are detailed below. Core FFO excludes acquisition and investment related costs and certain non-routine items.

	Three Months Ended June 30,			Six Months Ended June 30,
			%			%
	2018	2017	Change	2018	2017	Change
Per Diluted Share
Net Income	$1.52	$1.08	40.7%	$2.90	$3.80	-23.7%
Total FFO	$3.17	$2.97	6.7%	$6.52	$5.93	9.9%
Core FFO	$3.14	$2.97	5.7%	$6.23	$5.91	5.4%

Second Quarter 2018 Highlights:
•
Reported Net Income per diluted share for the second quarter of 2018 of $1.52, compared to $1.08 in the second quarter of 2017, primarily due to gains realized on a property sale in the second quarter of 2018.

•	Grew Core FFO per diluted share by 5.7% compared to the second quarter of 2017, exceeding the high-end of the guidance range.

•	Achieved same-property gross revenue and net operating income (“NOI”) growth of 2.8% and 3.0%, respectively, compared to the second quarter of 2017.

•	Realized a sequential quarterly increase in same-property revenue growth of 0.4%.

•	Raised the midpoint of guidance for same-property revenue and NOI growth for the full-year by 15 bps each to 2.8% and 2.9%, respectively.

•	Revised full-year Net Income per diluted share guidance range to $5.15 to $5.31. Provided Net Income guidance range for the third quarter of $1.09 to $1.18 per diluted share.

•
Revised full-year Total FFO per diluted share guidance range to $12.72 to $12.88, raising the midpoint by $0.09 per share. Provided Total FFO guidance range for the third quarter of $3.06 to $3.15 per diluted share.

•
Increased full-year Core FFO per diluted share guidance by $0.07 per share at the midpoint to a range of $12.44 to $12.62. Provided Core FFO guidance range for the third quarter of $3.07 to $3.17 per diluted share.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased to report another great quarter, with results exceeding expectations across our West Coast footprint.  Improving economic conditions continued to drive housing demand throughout the 2018 prime leasing season, driven by job growth and personal income growth that were well ahead of national averages. Based on the strength of our second quarter results, we are increasing our 2018 guidance with respect to same-property revenue, NOI and Core FFO growth,” commented Michael Schall, President and CEO of the Company.

 Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017, and the sequential percentage change for the quarter ended June 30, 2018 versus the quarter ended March 31, 2018, by submarket for the Company:

	Q2 2018 vs. Q2 2017	Q2 2018 vs. Q1 2018	% of Total
	Gross Revenues	Gross Revenues	Q2 2018 Revenues
Southern California
Los Angeles County	3.2%	0.6%	20.4%
Orange County	2.3%	-0.1%	11.2%
San Diego County	4.1%	0.9%	8.8%
Ventura County	5.3%	0.6%	4.5%
Other Southern California	0.8%	-0.9%	0.5%
Total Southern California	3.3%	0.5%	45.4%
Northern California
Santa Clara County	1.8%	0.7%	15.6%
Alameda County	2.7%	0.2%	7.1%
San Mateo County	2.4%	0.6%	5.1%
Contra Costa County	1.7%	-0.3%	5.0%
San Francisco	0.9%	-0.1%	3.3%
Other Northern California	3.2%	-2.0%	0.2%
Total Northern California	2.0%	0.4%	36.3%
Seattle Metro	3.0%	0.1%	18.3%
Same-Property Portfolio	2.8%	0.4%	100.0%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q2 2018 compared to Q2 2017			YTD 2018 compared to YTD 2017
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	3.3%	0.2%	4.6%	3.3%	2.0%	3.9%
Northern California	2.0%	3.3%	1.5%	2.3%	1.2%	2.7%
Seattle Metro	3.0%	4.6%	2.3%	3.7%	5.1%	3.2%
Same-Property Portfolio	2.8%	2.1%	3.0%	3.0%	2.3%	3.3%

	Sequential Growth
	Q2 2018 compared to Q1 2018
	Gross Revenues	Operating Expenses	NOI
Southern California	0.5%	-2.6%	1.7%
Northern California	0.4%	-2.8%	1.5%
Seattle Metro	0.1%	9.6%	-3.6%
Same-Property Portfolio	0.4%	-0.4%	0.6%
	Financial Occupancies
	Quarter Ended
	6/30/2018	3/31/2018	6/30/2017
Southern California	96.8%	96.9%	96.2%
Northern California	96.7%	97.4%	96.7%
Seattle Metro	96.3%	96.9%	96.2%
Same-Property Portfolio	96.7%	97.1%	96.4%

Dispositions

In June 2018, the Company sold Domain for a total contract price of $132.0 million. The community, which is located in San Diego, CA, contains 379 apartment homes. Total gain on the sale was $22.2 million, which has been excluded from the calculation of FFO.

Other Investments

In May 2018, the Company originated a $26.5 million preferred equity investment in a multifamily community located in Ventura, CA. As of June 30, 2018, the Company had funded $20.4 million. The total investment has an initial preferred return of 10.25% and matures in 2023.

In June 2018, the Company received cash of $26.5 million from the redemption of a preferred equity investment related to one property in Seattle, WA. The Company recorded $1.6 million of income from prepayment penalties as a result of the early redemption, which has been excluded from Core FFO.

Development Activity

Station Park Green – Phase I reached stabilized operations in June 2018. The community is located in San Mateo, CA and comprises 121 apartment homes. As of July 30, 2018, Station Park Green – Phase I was 99.2% leased.

Liquidity and Balance Sheet

Common Stock

The Company did not issue any shares of common stock through its equity distribution program in the second quarter of 2018.

The Company did not repurchase any shares of common stock in the second quarter of 2018.

Balance Sheet

In June 2018, Fitch Ratings affirmed the Company’s senior unsecured debt at BBB+ and revised the rating outlook from stable to positive.

As of July 30, 2018, the Company had $1.2 billion in undrawn capacity on its unsecured credit facilities.

Guidance

For the second quarter of 2018, the Company exceeded the midpoint of the guidance range provided in its first quarter 2018 earnings release for Core FFO by $0.09 per share. However, $0.03 per share of the favorable variance relates to timing differences on same-property operating expenses, which are now expected to occur in the second half of the year.

 The following table provides a reconciliation of second quarter 2018 Core FFO per share to the midpoint of the guidance provided in the first quarter 2018 earnings release, which was dated May 2, 2018.

Per Diluted Share
Projected midpoint of Core FFO per share for Q2 2018	$3.05
NOI from consolidated communities	0.07
FFO from Co-Investments	0.01
Interest expense and other	0.01
Core FFO per share for Q2 2018 reported	$3.14

The following table provides key changes to the 2018 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2018 assumptions, please see page S-14 of the accompanying supplemental financial information. For the third quarter of 2018, the Company has established a range for Core FFO per diluted share of $3.07 to $3.17.

2018 Full-Year Guidance
	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Per Diluted Share
Net Income	$4.66 - $5.00	$4.83	$5.15 - $5.31	$5.23
Total FFO	$12.54 - $12.88	$12.71	$12.72 - $12.88	$12.80
Core FFO	$12.28 - $12.64	$12.46	$12.44 - $12.62	$12.53
Same-Property Growth
Gross Revenues	2.3% to 3.0%	2.7%	2.6% to 3.0%	2.8%
Operating Expenses	2.1% to 3.1%	2.6%	2.4% to 2.8%	2.6%
NOI	2.0% to 3.4%	2.7%	2.5% to 3.2%	2.9%

Conference Call with Management
The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, August 2, 2018 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for seven days. To access the replay online, go to www.essex.com and select the second quarter 2018 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13681122. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. The Company currently has ownership interests in 247 apartment communities comprising approximately 60,000 apartment homes, excluding six properties in various stages of active development, one commercial building, preferred equity co-investments, and loan investments. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission (“SEC”) electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Internet, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and six months ended June 30, 2018 and 2017 (in thousands, except for share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations attributable to common stockholders and unitholders	2018	2017	2018	2017
Net income available to common stockholders	$100,440	$70,759	$191,358	$249,723
Adjustments:
Depreciation and amortization	119,330	117,939	238,435	233,442
Gains not included in FFO	(22,244)	(2,159)	(22,244)	(114,815)
Depreciation and amortization add back from unconsolidated co-investments	15,720	13,627	31,579	26,481
Noncontrolling interest related to Operating Partnership units	3,460	2,422	6,592	8,568
Depreciation attributable to third party ownership and other	(233)	(26)	(465)	(51)

Funds from Operations attributable to common stockholders and unitholders	$216,473	$202,562	$445,255	$403,348
FFO per share – diluted	$3.17	$2.97	$6.52	$5.93
Expensed acquisition and investment related costs	$68	$274	$125	$830
Loss (gain) on sale of marketable securities	131	(13)	(549)	(1,618)
Unrealized (gains) losses on marketable securities	(122)	-	754	-
Interest rate hedge ineffectiveness (1)	40	(14)	96	(20)
Co-investment promote income	-	-	(20,541)	-
Income from early redemption of preferred equity investments	(1,578)	(248)	(1,602)	(248)
Insurance reimbursements, legal settlements, and other, net	(450)	-	1,983	(25)
Core Funds from Operations attributable to common stockholders and unitholders	$214,562	$202,561	$425,521	$402,267
Core FFO per share – diluted	$3.14	$2.97	$6.23	$5.91
Weighted average number of shares outstanding diluted (2)	68,331,709	68,145,911	68,324,230	68,058,495

(1)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

NOI and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Earnings from operations	$116,272	$112,247	$226,819	$221,478
Adjustments:
Corporate-level property management expenses	7,782	7,522	15,552	15,031
Depreciation and amortization	119,330	117,939	238,435	233,442
Management and other fees from affiliates	(2,197)	(2,296)	(4,505)	(4,532)
General and administrative	11,125	10,337	25,938	20,938
Expensed acquisition and investment related costs	68	274	125	830
NOI	252,380	246,023	502,364	487,187
Less: Non-same property NOI	(19,616)	(20,082)	(38,337)	(38,059)
Same-Property NOI	$232,764	$225,941	$464,027	$449,128

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; and those risks, special considerations, and other factors referred to in the Company’s quarterly reports on Form 10-Q, in the Company's annual report on Form 10-K for the year ended December 31, 2017, and in the Company's other filings with the SEC. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Barb Pak
Group Vice President of Finance & Investor Relations
(650) 655-7800
bpak@essex.com

Q2 2018 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – June 30, 2018	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – June 30, 2018	S-6
Portfolio Summary by County – June 30, 2018	S-7
Operating Income by Quarter – June 30, 2018	S-8
Same-Property Revenue Results by County – Quarters ended June 30, 2018 and 2017, and March 31, 2018	S-9
Same-Property Revenue Results by County – Six months ended June 30, 2018 and 2017	S-9.1
Same-Property Operating Expenses – Quarter and Year to Date as of June 30, 2018 and 2017	S-10
Development Pipeline – June 30, 2018	S-11
Redevelopment Pipeline – June 30, 2018	S-12
Capital Expenditures – June 30, 2018	S-12.1
Co-investments and Preferred Equity Investments – June 30, 2018	S-13
Assumptions for 2018 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2018 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
The Rising Premium to Own vs. Rent in Essex Markets	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Six Months Ended
(Dollars in thousands, except share and per share amounts)	June 30,		June 30,
	2018	2017	2018	2017

Revenues:
Rental and other property	$346,526	$336,766	$691,473	$669,934
Management and other fees from affiliates	2,197	2,296	4,505	4,532
	348,723	339,062	695,978	674,466

Expenses:
Property operating	94,146	90,743	189,109	182,747
Corporate-level property management expenses	7,782	7,522	15,552	15,031
Depreciation and amortization	119,330	117,939	238,435	233,442
General and administrative	11,125	10,337	25,938	20,938
Expensed acquisition and investment related costs	68	274	125	830
	232,451	226,815	469,159	452,988
Earnings from operations	116,272	112,247	226,819	221,478

Interest expense, net (1)	(54,050)	(54,281)	(106,641)	(106,280)
Interest and other income	6,895	5,362	12,804	12,126
Equity income from co-investments	15,049	10,308	47,823	21,207
Gain on sale of real estate and land	22,244	-	22,244	26,174
Gain on remeasurement of co-investment	-	2,159	-	88,641
Net income	106,410	75,795	203,049	263,346
Net income attributable to noncontrolling interest	(5,970)	(5,036)	(11,691)	(13,623)
Net income available to common stockholders	$100,440	$70,759	$191,358	$249,723

Net income per share - basic	$1.52	$1.08	$2.90	$3.80

Shares used in income per share - basic	66,047,751	65,729,074	66,045,897	65,639,775

Net income per share - diluted	$1.52	$1.08	$2.90	$3.80

Shares used in income per share - diluted	66,096,349	65,819,694	66,088,803	65,942,018

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Six Months Ended
Selected Line Item Detail	June 30,		June 30,
(Dollars in thousands)	2018	2017	2018	2017

Rental and other property
Rental	$323,020	$314,546	$644,681	$624,668
Other property	23,506	22,220	46,792	45,266
Rental and other property	$346,526	$336,766	$691,473	$669,934

Property operating expenses
Real estate taxes	$35,990	$34,884	$73,703	$70,752
Administrative	21,010	20,428	41,711	40,688
Maintenance and repairs	19,986	18,865	39,610	38,086
Utilities	17,160	16,566	34,085	33,221
Property operating expenses	$94,146	$90,743	$189,109	$182,747

Interest and other income
Marketable securities and other interest income	$6,201	$5,044	$12,052	$9,924
(Loss) gain on sale of marketable securities	(131)	13	549	1,618
Unrealized gains (losses) on marketable securities (1)	122	-	(754)	-
Insurance reimbursements, legal settlements, and other, net	703	305	957	584
Interest and other income	$6,895	$5,362	$12,804	$12,126

Equity income from co-investments
Equity income from co-investments	$4,492	$4,395	$8,781	$9,648
Income from preferred equity investments	8,979	5,665	16,899	11,311
Co-investment promote income	-	-	20,541	-
Income from early redemption of preferred equity investments	1,578	248	1,602	248
Equity income from co-investments	$15,049	$10,308	$47,823	$21,207

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,460	$2,422	$6,592	$8,568
DownREIT limited partners' distributions	1,590	1,695	3,180	3,245
Third-party ownership interest	920	919	1,919	1,810
Noncontrolling interest	$5,970	$5,036	$11,691	$13,623

(1)
The Company adopted ASU No. 2016-01 "Recognition and Measurement of Financial Assets and Financial Liabiliies", as of January 1, 2018 using the modified-retrospective method. As a result of this adoption, the Company recognizes mark to market adjustments on equity securities through its income statement on a prospective basis. Prior period results have not been adjusted.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Funds From Operations (1)	Three Months Ended			Six Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$100,440	$70,759		$191,358	$249,723
Adjustments:
Depreciation and amortization	119,330	117,939		238,435	233,442
Gains not included in FFO	(22,244)	(2,159)		(22,244)	(114,815)
Depreciation and amortization add back from unconsolidated co-investments	15,720	13,627		31,579	26,481
Noncontrolling interest related to Operating Partnership units	3,460	2,422		6,592	8,568
Depreciation attributable to third party ownership and other (2)	(233)	(26)		(465)	(51)
Funds from operations attributable to common stockholders and unitholders	$216,473	$202,562		$445,255	$403,348
FFO per share-diluted	$3.17	$2.97	6.7%	$6.52	$5.93	9.9%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$68	$274		$125	$830
Loss (gain) on sale of marketable securities	131	(13)		(549)	(1,618)
Unrealized (gains) losses on marketable securities	(122)	-		754	-
Interest rate hedge ineffectiveness (3)	40	(14)		96	(20)
Co-investment promote income	-	-		(20,541)	-
Income from early redemption of preferred equity investments	(1,578)	(248)		(1,602)	(248)
Insurance reimbursements, legal settlements, and other, net	(450)	-		1,983	(25)
Core funds from operations attributable to common stockholders and unitholders	$214,562	$202,561		$425,521	$402,267
Core FFO per share-diluted	$3.14	$2.97	5.7%	$6.23	$5.91	5.4%

Changes in core items:
Same-property NOI	$6,823			$14,984
Non-same property NOI	(466)			193
Management and other fees, net	(99)			(27)
FFO from co-investments	5,504			9,819
Interest and other income	1,105			2,076
Interest expense	177			(477)
General and administrative	(788)			(2,567)
Corporate-level property management expenses	(260)			(521)
Other items, net	5			(226)
	$12,001			$23,254

Weighted average number of shares outstanding diluted (4)	68,331,709	68,145,911		68,324,230	68,058,495

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and six months ended June 30, 2018 was $1.3 million and $2.5 million, respectively.

(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(4)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	June 30, 2018	December 31, 2017

Real Estate:
Land and land improvements	$2,710,139	$2,719,064
Buildings and improvements	10,693,682	10,639,108
	13,403,821	13,358,172
Less: accumulated depreciation	(2,992,819)	(2,769,297)
	10,411,002	10,588,875
Real estate under development	343,841	355,735
Co-investments	1,291,320	1,155,984
	12,046,163	12,100,594
Cash and cash equivalents, including restricted cash	177,576	61,126
Marketable securities	207,191	190,004
Notes and other receivables	68,386	100,926
Prepaid expenses and other assets	56,338	43,056
Total assets	$12,555,654	$12,495,706

Unsecured debt, net	$3,798,097	$3,501,709
Mortgage notes payable, net	1,890,326	2,008,417
Lines of credit	2,670	179,000
Distributions in excess of investments in co-investments	-	36,726
Other liabilities	353,621	333,823
Total liabilities	6,044,714	6,059,675
Redeemable noncontrolling interest	36,257	39,206
Equity:
Common stock	7	7
Additional paid-in capital	7,131,809	7,129,571
Distributions in excess of accumulated earnings	(766,193)	(833,726)
Accumulated other comprehensive loss, net	(11,438)	(18,446)
Total stockholders' equity	6,354,185	6,277,406
Noncontrolling interest	120,498	119,419
Total equity	6,474,683	6,396,825
Total liabilities and equity	$12,555,654	$12,495,706

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Debt Summary - June 30, 2018
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:

		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
Unsecured Debt, net
Bonds private - fixed rate	$275,000	4.5%	2.6	2018	$-	$119,779	$119,779	5.7%	2.1%
Bonds public - fixed rate	3,200,000	3.9%	8.2	2019	75,000	531,843	606,843	4.4%	10.6%
Term loan (1)	350,000	2.8%	3.6	2020	-	694,921	694,921	5.0%	12.2%
Unamortized net discounts and debt issuance costs	(26,903)	-	-	2021	500,000	44,846	544,846	4.5%	9.6%
	3,798,097	3.8%	7.4	2022	650,000	42,466	692,466	3.3%	12.1%
Mortgage Notes Payable, net				2023	600,000	2,188	602,188	3.7%	10.6%
Fixed rate - secured	1,599,714	4.7%	3.0	2024	400,000	2,317	402,317	4.0%	7.1%
Variable rate - secured (2)	269,949	2.3%	18.2	2025	500,000	16,056	516,056	3.6%	9.0%
Unamortized premiums and debt issuance costs, net	20,663	-	-	2026	450,000	55,091	505,091	3.5%	8.9%
Total mortgage notes payable	1,890,326	4.4%	5.1	2027	350,000	155,500	505,500	3.6%	8.9%
				2028	-	2,934	2,934	3.1%	0.1%
Unsecured Lines of Credit				Thereafter	300,000	201,722	501,722	3.8%	8.8%
Line of credit (3)	-	2.7%		Subtotal	3,825,000	1,869,663	5,694,663	4.0%	100.0%
Line of credit (4)	2,670	2.7%		Debt Issuance Costs	(20,122)	(4,500)	(24,622)	NA	NA
Total lines of credit	2,670	2.7%		(Discounts)/Premiums	(6,781)	25,163	18,382	NA	NA
				Total	$3,798,097	$1,890,326	$5,688,423	4.0%	100.0%
Total debt, net	$5,691,093	4.0%

Capitalized interest for the three and six months ended June 30, 2018 was approximately $4.2 million and $8.4 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$269.9 million of variable rate debt is tax exempt to the note holders. $9.9 million is subject to interest rate cap protection agreements.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion. The line matures in December 2021 with one 18-month extension, exercisable at the Company's option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.875%.

(4)
This unsecured line of credit facility has a capacity $35.0 million and is scheduled to mature in January 2020. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.875%.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2018
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,691,093
				Adjusted Debt to Adjusted Total Assets:	37%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			66,050
Limited partnership units (1)			2,235
Options-treasury method			37	Secured Debt to Adjusted Total Assets:	12%	< 40%
Total shares of common stock and potentially dilutive securities			68,322

Common stock price per share as of June 30, 2018			$239.07
				Interest Coverage:	431%	> 150%
Total equity capitalization			$16,333,741

Total market capitalization			$22,024,834	Unsecured Debt Ratio (2):	282%	> 150%

Ratio of debt to total market capitalization			25.8%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5
Fitch	BBB+	Positive
Moody's	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	72%
Standard & Poor's	BBB+	Stable
				(1)	Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
(1)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.			(2)	Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3)	Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Portfolio Summary by County as of June 30, 2018

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (3)	Apartment Homes in Development (4)	Total	Consolidated	Unconsolidated Co-investments (5)	Total (6)	Consolidated	Unconsolidated Co-investments (5)	Total (6)

Southern California
Los Angeles County	9,387	1,563	200	11,150	$ 2,405	$ 2,070	$ 2,378	19.9%	12.5%	19.2%
Orange County	5,553	1,149	-	6,702	2,148	1,861	2,121	10.5%	8.5%	10.3%
San Diego County	4,824	616	-	5,440	1,895	1,759	1,887	8.3%	4.3%	7.9%
Ventura County	2,577	693	-	3,270	1,780	2,108	1,821	4.4%	6.2%	4.6%
Other Southern CA	623	249	-	872	1,608	1,604	1,607	0.9%	1.5%	0.9%
Total Southern California	22,964	4,270	200	27,434	2,144	1,951	2,127	44.0%	33.0%	42.9%

Northern California
Santa Clara County	7,356	2,266	745	10,367	2,702	2,830	2,720	19.1%	24.9%	19.8%
Alameda County	2,954	1,983	-	4,937	2,513	2,331	2,465	6.9%	19.4%	8.1%
San Mateo County	1,951	197	371	2,519	2,907	2,896	2,907	5.0%	2.4%	4.7%
Contra Costa County	2,270	49	-	2,319	2,303	4,577	2,328	4.7%	1.2%	4.4%
San Francisco	1,343	463	545	2,351	3,087	3,254	3,114	3.5%	6.9%	3.8%
Other Northern CA	96	-	-	96	2,905	-	2,905	0.3%	-	0.2%
Total Northern California	15,970	4,958	1,661	22,589	2,669	2,690	2,672	39.5%	54.8%	41.0%

Seattle Metro	10,238	1,582	-	11,820	1,819	1,816	1,818	16.5%	12.2%	16.1%

Total	49,172	10,810	1,861	61,843	$ 2,247	$ 2,275	$ 2,250	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Actual NOI for the quarter ended June 30, 2018. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes all apartment communities with rents.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company's pro rata share.
(6)	At Company's pro rata share.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q2 '18	Q1 '18	Q4 '17	Q3 '17	Q2 '17

Rental and other property revenues:
Same-property	46,863	$ 321,283	$ 320,095	$ 317,738	$ 317,302	$ 312,629
Acquisitions (2)	1,328	10,501	10,383	10,435	10,498	10,170
Development (3)	121	450	19	-	-	-
Redevelopment	621	5,036	5,024	5,005	4,913	4,909
Non-residential/other, net (4)	239	9,256	9,426	9,239	9,261	9,058
Total rental and other property revenues	49,172	346,526	344,947	342,417	341,974	336,766

Property operating expenses:
Same-property		88,519	88,832	89,425	90,106	86,688
Acquisitions (2)		2,116	3,074	3,116	3,220	2,926
Development (3)		498	64	-	-	-
Redevelopment		1,468	1,469	1,528	1,529	1,392
Non-residential/other, net (4) (5)		1,545	1,524	2,005	1,709	(263)
Total property operating expenses		94,146	94,963	96,074	96,564	90,743

Net operating income (NOI):
Same-property		232,764	231,263	228,313	227,196	225,941
Acquisitions (2)		8,385	7,309	7,319	7,278	7,244
Development (3)		(48)	(45)	-	-	-
Redevelopment		3,568	3,555	3,477	3,384	3,517
Non-residential/other, net (4)		7,711	7,902	7,234	7,552	9,321
Total NOI		$ 252,380	$ 249,984	$ 246,343	$ 245,410	$ 246,023

Same-property metrics
Operating margin		72%	72%	72%	72%	72%
Annualized turnover (6)		53%	40%	46%	61%	54%
Financial occupancy (7)		96.7%	97.1%	96.8%	96.7%	96.4%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2017.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2017.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)
Includes other expenses and intercompany eliminations pertaining to self-insurance. In Q2 '17, there were $2.0 million in reductions to operating expenses related to changes in prior period property tax estimates.

(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)	Financial occupancy is defined as the percentage resulting from dividing actual rental revenue by total potential rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Results by County - Second Quarter 2018 vs. Second Quarter 2017 and First Quarter 2018
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q2 '18 % of Actual NOI	Q2 '18	Q2 '17	% Change	Q2 '18	Q2 '17	% Change	Q2 '18	Q2 '17	% Change	Q1 '18	% Change

Southern California
Los Angeles County	8,931	20.0%	$ 2,416	$ 2,379	1.6%	96.7%	95.9%	0.8%	$ 65,670	$ 63,659	3.2%	$ 65,291	0.6%
Orange County	5,553	11.1%	2,148	2,097	2.4%	96.5%	96.3%	0.2%	36,043	35,219	2.3%	36,074	-0.1%
San Diego County	4,824	8.8%	1,895	1,840	3.0%	97.2%	96.1%	1.1%	28,168	27,049	4.1%	27,921	0.9%
Ventura County	2,577	4.7%	1,780	1,714	3.9%	97.6%	96.9%	0.7%	14,383	13,660	5.3%	14,293	0.6%
Other Southern CA	384	0.5%	1,291	1,251	3.2%	97.4%	97.9%	-0.5%	1,535	1,523	0.8%	1,549	-0.9%
Total Southern California	22,269	45.1%	2,143	2,095	2.3%	96.8%	96.2%	0.6%	145,799	141,110	3.3%	145,128	0.5%

Northern California
Santa Clara County	6,028	16.5%	2,722	2,673	1.8%	97.1%	97.0%	0.1%	50,223	49,343	1.8%	49,853	0.7%
Alameda County	2,954	7.3%	2,513	2,468	1.8%	96.6%	95.8%	0.8%	22,694	22,091	2.7%	22,649	0.2%
San Mateo County	1,830	5.3%	2,872	2,834	1.3%	97.0%	96.7%	0.3%	16,261	15,881	2.4%	16,158	0.6%
Contra Costa County	2,270	5.0%	2,303	2,267	1.6%	96.7%	97.3%	-0.6%	16,020	15,751	1.7%	16,072	-0.3%
San Francisco	1,178	3.1%	2,977	2,937	1.4%	95.2%	96.3%	-1.1%	10,651	10,554	0.9%	10,666	-0.1%
Other Northern CA	96	0.3%	2,905	2,738	6.1%	96.5%	98.5%	-2.0%	839	813	3.2%	856	-2.0%
Total Northern California	14,356	37.5%	2,654	2,609	1.7%	96.7%	96.7%	0.0%	116,688	114,433	2.0%	116,254	0.4%

Seattle Metro	10,238	17.4%	1,819	1,768	2.9%	96.3%	96.2%	0.1%	58,796	57,086	3.0%	58,713	0.1%

Total Same-Property	46,863	100.0%	$ 2,229	$ 2,181	2.2%	96.7%	96.4%	0.3%	$ 321,283	$ 312,629	2.8%	$ 320,095	0.4%

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Revenue Results by County - Six months ended June 30, 2018 vs. Six months ended June 30, 2017
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2018 % of Actual NOI	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change

Southern California
Los Angeles County	8,931	19.8%	$ 2,406	$ 2,368	1.6%	96.7%	96.0%	0.7%	$ 130,961	$ 127,189	3.0%
Orange County	5,553	11.1%	2,139	2,084	2.6%	96.7%	96.4%	0.3%	72,117	70,181	2.8%
San Diego County	4,824	8.8%	1,885	1,828	3.1%	97.1%	96.3%	0.8%	56,089	53,954	4.0%
Ventura County	2,577	4.7%	1,769	1,703	3.9%	97.7%	97.1%	0.6%	28,676	27,254	5.2%
Other Southern CA	384	0.4%	1,283	1,239	3.6%	97.2%	96.9%	0.3%	3,084	2,998	2.9%
Total Southern California	22,269	44.8%	2,134	2,084	2.4%	96.9%	96.3%	0.6%	290,927	281,576	3.3%

Northern California
Santa Clara County	6,028	16.5%	2,705	2,663	1.6%	97.3%	97.1%	0.2%	100,076	98,224	1.9%
Alameda County	2,954	7.2%	2,501	2,460	1.7%	96.8%	95.3%	1.6%	45,343	43,758	3.6%
San Mateo County	1,830	5.2%	2,855	2,816	1.4%	97.4%	97.2%	0.2%	32,419	31,742	2.1%
Contra Costa County	2,270	5.1%	2,291	2,255	1.6%	97.2%	97.3%	-0.1%	32,092	31,386	2.2%
San Francisco	1,178	3.1%	2,965	2,929	1.2%	95.7%	96.0%	-0.3%	21,317	20,881	2.1%
Other Northern CA	96	0.3%	2,895	2,738	5.7%	98.0%	98.0%	0.0%	1,695	1,614	5.0%
Total Northern California	14,356	37.4%	2,639	2,598	1.6%	97.1%	96.7%	0.4%	232,942	227,605	2.3%

Seattle Metro	10,238	17.8%	1,809	1,751	3.3%	96.6%	96.4%	0.2%	117,509	113,279	3.7%

Total Same-Property	46,863	100.0%	$ 2,218	$ 2,169	2.3%	96.9%	96.4%	0.5%	$ 641,378	$ 622,460	3.0%

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-9.1

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of June 30, 2018 and 2017
(Dollars in thousands)

	Based on 46,863 apartment homes

	Q2 '18	Q2 '17	% Change	% of Op. Ex.	YTD 2018	YTD 2017	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$ 34,296	$ 34,064	0.7%	38.7%	$ 68,682	$ 67,090	2.4%	38.7%
Maintenance and repairs	18,256	17,379	5.0%	20.6%	36,531	35,391	3.2%	20.6%
Administrative	16,974	16,781	1.2%	19.2%	34,435	33,468	2.9%	19.4%
Utilities	15,929	15,441	3.2%	18.0%	31,575	30,723	2.8%	17.8%
Insurance	3,064	3,023	1.4%	3.5%	6,128	6,661	-8.0%	3.5%
Total same-property operating expenses	$ 88,519	$ 86,688	2.1%	100.0%	$ 177,351	$ 173,333	2.3%	100.0%

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Development Pipeline - June 30, 2018
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase II (5)	San Mateo, CA	100%	199	-	82	59	141	141	709	0%	0%	Q2 2017	Q2 2019	Q4 2019
Station Park Green - Phase III (5)	San Mateo, CA	100%	172	-	61	63	124	124	721	0%	0%	Q3 2017	Q3 2019	Q1 2020
Gateway Village (6)	Santa Clara, CA	100%	476	-	110	116	226	226	475	0%	0%	Q3 2016	Q1 2019	Q1 2020
Hollywood (7)	Hollywood, CA	100%	200	4,700	35	70	105	105	500	0%	0%	Q4 2017	Q1 2020	Q3 2020
Total Development Projects - Consolidated			1,047	4,700	288	308	596	596	564

Land Held for Future Development - Consolidated
Other Projects (5)(7)	Various	100%			67	-	67	67
Total Development Pipeline - Consolidated			1,047	4,700	355	308	663	663

Development Projects - Joint Venture (4)
Ohlone	San Jose, CA	50%	269	-	48	88	136	68	506	0%	0%	Q3 2017	Q3 2019	Q2 2020
500 Folsom (8)	San Francisco, CA	50%	545	6,000	195	220	415	208	751	0%	0%	Q4 2015	Q2 2019	Q4 2020
Total Development Projects - Joint Venture			814	6,000	243	308	551	276	$ 670

Grand Total - Development Pipeline			1,861	10,700	$ 598	$ 616	$ 1,214	939
Essex Cost Incurred to Date - Pro Rata								(477)
Essex Remaining Commitment								$ 462

(1)	The Company's share of the estimated total costs of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of June 30, 2018.
(4)
For the second quarter of 2018, the Company's cost includes $4.0 million of capitalized interest, $1.6 million of capitalized overhead and $0.9 million of development fees (such development fees reduced G&A expenses).

(5)
Development of Station Park Green - Phases II and III are reflected under Development Projects - Consolidated. Costs incurred for Station Park Green - Phase IV, which consists of 107 apartment homes, are included in Land Held for Future Development - Consolidated.

(6)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when one property was held as a retail operating asset.
(8)	Estimated costs incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Redevelopment Pipeline - June 30, 2018
(Dollars in thousands)

		Total	Estimated	Estimated		NOI
	Apartment	Incurred	Remaining	Total	Project	Six Months Ended
Region/Project Name	Homes	To Date	Cost	Cost	Start Date	2018	2017

Same-Property - Redevelopment Projects (1)
Southern California
Hamptons	215	$ 19,600	$ 4,000	$ 23,600	Q1 2014
Kings Road	196	4,100	8,100	12,200	Q4 2016
The Palms at Laguna Niguel	460	3,800	5,700	9,500	Q4 2016
Northern California
Crow Canyon	400	5,600	1,800	7,400	Q1 2017
Total Same-Property - Redevelopment Projects	1,271	$ 33,100	$ 19,600	$ 52,700		$ 12,010	$ 11,671

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$ 70,600	$ 16,800	$ 87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$ 70,600	$ 16,800	$ 87,400		$ 4,331	$ 4,056

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Capital Expenditures - June 30, 2018
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (1) (2)	Q2 '18	Q1 '18	Q4 '17	Q3 '17	Trailing 4 Quarters
Same-property portfolio	$ 14,029	$ 9,916	$ 14,023	$ 18,091	$ 56,059
Non-same property portfolio	2,613	2,863	3,171	1,884	10,531
Total revenue generating capital expenditures	$ 16,642	$ 12,779	$ 17,194	$ 19,975	$ 66,590

Number of same-property interior renovations completed	804	499	426	650	2,379
Number of total consolidated interior renovations completed	860	522	435	660	2,477

Non-Revenue Generating Capital Expenditures (3)	Q2 '18	Q1 '18	Q4 '17	Q3 '17	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$ 16,178	$ 11,567	$ 19,895	$ 20,875	$ 68,515
Average apartment homes in quarter	49,362	49,490	49,429	49,429	49,427
Capital expenditures per apartment homes in the quarter	$ 328	$ 234	$ 402	$ 422	$ 1,386

(1)	The Company incurred $0.2 million of capitalized interest, $2.4 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q2 2018.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-12.1

E S S E X P R O P E R T Y T R U S T, I N C.

Co-investments and Preferred Equity Investments - June 30, 2018
(Dollars in thousands)
	Weighted Average Essex		Total		Essex	Weighted	Remaining		Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
	Ownership	Apartment	Undepreciated	Debt	Book	Average	Term of
	Percentage	Homes	Book Value	Amount	Value	Borrowing Rate	Debt (in Years)

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	53%	4,578	$1,310,956	$728,350	$211,574	3.7%	5.4		$20,826	$41,865
BEXAEW, BEX II, and BEX III	50%	2,620	681,207	398,799	120,788	3.4%	4.3		10,243	20,597
CPPIB	54%	2,483	952,548	-	492,382	-	-		14,852	28,567
Other	52%	1,129	420,669	313,758	47,367	3.7%	6.0		5,760	11,509
Total Operating and Other Non-Consolidated Joint Ventures		10,810	$3,365,380	$1,440,907	$872,111	3.6%	5.2		$51,681	$102,538
Development Non-Consolidated Joint Ventures (1)	50%	814	242,906	127,489	76,525	4.2%	26.2	(2)	-	-
Total Non-Consolidated Joint Ventures		11,624	$3,608,286	$1,568,396	$948,636				$51,681	$102,538

									Essex Portion of NOI and Expenses
NOI									$27,155	$53,898
Depreciation									(15,720)	(31,579)
Interest expense and other									(6,943)	(13,538)
Promote income									-	20,541
Net income from operating and other co-investments									$4,492	$29,322

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$8,979	$16,899
Income from early redemption of preferred equity investments									1,578	1,602
Preferred Equity Investments (3)					$342,684	10.7%	3.1		$10,557	$18,501

Total Co-investments					$1,291,320				$15,049	$47,823

(1)	The Company has interests in two development co-investments, which are detailed on page S-11.
(2)	$97.7 million of the debt related to 500 Folsom is financed by tax exempt bonds with a maturity date of January 2052.
(3)	As of June 30, 2018, the Company has invested in 17 preferred equity investments.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.
Assumptions for 2018 FFO Guidance Range
Q2 2018 Earnings Results Supplement

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share ("EPS") to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($'s in thousands, except per share data)	Six Months
	Ended June 30,	2018 Full-Year Guidance Range
	2018 (1)	Low End	High End	Comments About Guidance Revisions

Total NOI from Consolidated Communities	$ 502,364	$ 1,000,600	$ 1,008,000	Includes a range of same-property NOI growth of 2.5% to 3.2%, an increase from the prior range of 2.0% to 3.4%. Includes the sale of Domain in June.

Accretion from Acquisitions Net of Dispositions	-	-	-

Management Fees	4,505	9,000	9,400

Interest Expense
Interest expense, before capitalized interest	(114,951)	(231,500)	(229,100)
Interest capitalized	8,406	17,600	18,600	Updated for timing of development spend.
Net interest expense	(106,545)	(213,900)	(210,500)

Recurring Income and Expenses
Interest and other income	12,559	25,600	26,200
FFO from co-investments	57,259	115,000	117,600
General and administrative	(23,505)	(43,600)	(45,600)
Corporate-level property management expenses	(15,552)	(30,800)	(31,400)
Non-controlling interest	(5,564)	(11,300)	(10,900)
Total recurring income and expenses	25,197	54,900	55,900

Non-Core Income and Expenses
Gain on sale of marketable securities	549	549	549
Unrealized losses on marketable securities	(754)	(754)	(754)
Co-investment promote income	20,541	20,541	20,541
Expensed acquisition and investment related costs	(125)	(500)	(1,200)
Insurance reimbursements, legal settlements, and other, net	(477)	(1,300)	(1,300)
Total non-core income and expenses	19,734	18,536	17,836

Funds from Operations (2)	$ 445,255	$ 869,136	$ 880,636

Funds from Operations per diluted share	$ 6.52	$ 12.72	$ 12.88
% Change - Funds from Operations	9.9%	6.8%	8.2%
Core Funds from Operations (excludes non-core items)	$ 425,521	$ 850,600	$ 862,800
Core Funds from Operations per diluted share	$ 6.23	$ 12.44	$ 12.62
% Change - Core Funds from Operations	5.4%	4.5%	6.0%
EPS - Diluted	$ 2.90	$ 5.15	$ 5.31

Weighted average shares outstanding - FFO calculation	68,324	68,350	68,350

(1)	All non-core items are excluded from the YTD actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)	2018 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2018 Guidance Range (1)
	Six Months Ended June 30, 2018	3rd Quarter 2018		Full-Year 2018
		Low	High	Low	High
EPS - diluted	$2.90	$1.09	$1.18	$5.15	$5.31
Conversion from GAAP share count	(0.09)	(0.04)	(0.04)	(0.17)	(0.17)
Depreciation and amortization	3.95	1.97	1.97	7.90	7.90
Noncontrolling interest related to Operating Partnership units	0.09	0.04	0.04	0.17	0.17
Gain on sale of real estate	(0.33)	-	-	(0.33)	(0.33)
FFO per share - diluted	6.52	3.06	3.15	12.72	12.88
Gain on sale of marketable securities	(0.01)	-	-	(0.01)	(0.01)
Unrealized losses on marketable securities	0.01	-	-	0.01	0.01
Co-investment promote income	(0.30)	-	-	(0.30)	(0.30)
Expensed acquisition and investment related costs	-	-	0.01	-	0.02
Insurance reimbursements, legal settlements, and other, net	0.01	0.01	0.01	0.02	0.02
Core FFO per share - diluted	$6.23	$3.07	$3.17	$12.44	$12.62

(1)	2018 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-14.1

E S S E X P R O P E R T Y T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of June 30, 2018
(Dollars in thousands)

Acquisitions			Essex
		Apartment	Ownership			Contract	Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home	Rent

Neither the Company nor its unconsolidated joint ventures acquired any apartment communities during the first or second quarters of 2018.

Dispositions			Essex
		Apartment	Ownership			Sales	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

Domain	San Diego, CA	379	100.0%	EPLP	Jun-18	$ 132,000	$ 348
	Q2 2018	379				$ 132,000	$ 348

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.
2018 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions
	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	9,700	5,600	15,300	0.6%	0.4%	57,800	1.3%	3.0%
Orange	4,650	4,400	9,050	1.1%	0.8%	22,250	1.4%	2.7%
San Diego	4,500	3,500	8,000	1.0%	0.7%	26,000	1.8%	3.5%
Ventura	400	1,050	1,450	0.6%	0.5%	4,950	1.6%	3.2%
So. Cal.	19,250	14,550	33,800	0.8%	0.6%	111,000	1.5%	3.1%

San Francisco	3,100	550	3,650	0.8%	0.5%	20,100	1.8%	2.8%
Oakland	2,100	4,000	6,100	0.6%	0.6%	18,500	1.6%	2.8%
San Jose	2,400	2,100	4,500	1.0%	0.7%	30,750	2.8%	4.0%
No. Cal.	7,600	6,650	14,250	0.8%	0.6%	69,350	2.2%	3.3%

Seattle	11,200	7,550	18,750	2.3%	1.5%	47,275	2.8%	2.0%

Weighted Average (4)	38,050	28,750	66,800	1.1%	0.8%	227,625	2.0%	3.0%

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Economic Assumptions: 2018 G.D.P. Growth: 2.7%, 2018 Job Growth: 1.5%

(1)	New Residential Supply: total supply includes the Company's estimate of actual multifamily deliveries including properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single family estimates based on an average trailing 12 month single family permits. Previous presentations had included multifamily deliveries of 100+ units and excluded student, senior and 100% affordable housing.
(2)	Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.
(3)	Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for full year 2018 vs. 2017 (excludes submarkets not targeted by Essex).
(4)	Weighted Average: markets weighted by scheduled rent in the Company's Portfolio.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

- SEVERE FOR-SALE HOUSING SHORTAGES AND TAX REFORM HAVE PUSHED THE PREMIUM FOR HOMEOWNERSHIP TO EXTREME LEVELS IN ESSEX MARKETS
- AS OF THE SECOND QUARTER OF 2018, IT IS 77% MORE COSTLY TO OWN A MEDIAN-PRICED HOME THAN TO RENT IN ESSEX METROS, A 20% INCREASE FROM 2017
- HOME PRICES IN ESSEX MARKETS ARE NOW OVER 3X THE NATIONAL MEDIAN

After-Tax Cost Premium to Own vs. Rent in Essex Markets

Cost Premium to Own vs. Rent in Essex Markets
125%
100%
75%
50%
25%
0%
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2Q18
77%
65%
49%
After-tax cost of home purchase, premium over cost to rent
Excluding impact of 2018 tax reform
20-year average

Essex Metros Have Created Over 5x More Jobs Than Housing Units

New Jobs/Housing Units Per Year (2010-2017)
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
New Jobs
New Housing Units

Note: Cost premia based on median home prices, median rents and 30-yr fixed mortgage rates with 10% down payment and PMI. Tax impact also based on marginal tax rates at median incomes.
Source: RealPage, CoreLogic, Federal Housing Finance Agency (FHFA), Census Bureau, Bureau of Labor Statistics, Essex Property Trust.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT") defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

 EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended
June 30,
2018
Net income available to common stockholders	$100,440
Adjustments:
Net income attributable to noncontrolling interest	5,970
Interest expense, net (1)	54,050
Depreciation and amortization	119,330
Income tax provision	150
Co-investment EBITDAre adjustments	22,448
EBITDAre	302,388

Loss on sale of marketable securities	131
Unrealized gains on marketable securities	(122)
Insurance reimbursements, legal settlements, and other, net	(450)
Income from early redemption of preferred equity investments	(1,578)
Expensed acquisition and investment related costs	68
Gain on sale of real estate and land	(22,244)
Adjusted EBITDAre	$278,193

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO")

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO do not represent cash flows generated from operating, investing or financing activities as defined under U.S. GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2018	2018
Interest expense	$56,278	$111,139
Adjustments:
Total return swap income	(2,228)	(4,498)
Interest expense, net	$54,050	$106,641

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$5,691,093
Total debt from co-investments at pro rata share	809,280
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	6,240
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	5,816
Consolidated cash and cash equivalents-unrestricted	(160,902)
Pro rata co-investment cash and cash equivalents-unrestricted	(36,742)
Marketable securities	(207,191)
Net Indebtedness	$6,107,594

Adjusted EBITDAre, annualized (1)	$1,112,772
Other EBITDAre normalization adjustments, net, annualized (2)	(2,170)
Adjusted EBITDAre, normalized and annualized	$1,110,602

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties acquired or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

Net Operating Income ("NOI") and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Earnings from operations	$116,272	$112,247	$226,819	$221,478
Adjustments:
Corporate-level property management expenses	7,782	7,522	15,552	15,031
Depreciation and amortization	119,330	117,939	238,435	233,442
Management and other fees from affiliates	(2,197)	(2,296)	(4,505)	(4,532)
General and administrative	11,125	10,337	25,938	20,938
Expensed acquisition and investment related costs	68	274	125	830
NOI	252,380	246,023	502,364	487,187
Less: Non-same property NOI	(19,616)	(20,082)	(38,337)	(38,059)
Same-Property NOI	$232,764	$225,941	$464,027	$449,128

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 8, 2018, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 8, 2018. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2018, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2018 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliation" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q2'18 (1)
NOI	$1,009,520
Adjustments:
Other, net (2)	(12,061)
Adjusted Total NOI	997,459
Less: Encumbered NOI	(279,705)
Unencumbered NOI	$717,754

Encumbered NOI	$279,705
Unencumbered NOI	717,754
Adjusted Total NOI	$997,459

Unencumbered NOI to Adjusted Total NOI	72%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.4